Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Reports First Quarter 2016 Financial Results and Declares

a Dividend of $0.34 Per Share

BOSTON – May 5, 2016 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), a direct lender to lower middle market companies, today announced financial results for its first fiscal quarter ended March 31, 2016. Additionally, THL Credit announced that its Board of Directors has declared a second fiscal quarter 2016 dividend of $0.34 per share payable on June 30, 2016, to stockholders of record as of June 15, 2016.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of March 31, 2016
Portfolio results
Total assets	$751.3
Investment portfolio, at fair value	$731.5
Net assets	$407.0
Net asset value per share	$12.24
Weighted average yield on investments	11.0%

	Quarter ended March 31, 2016	Quarter ended March 31, 2015
Portfolio activity
Total portfolio investments made, at par	$54.7	$17.9
Number of new portfolio investments	2	—
Number of portfolio investments at end of period	52	57
Operating results
Total investment income	$22.6	$23.8
Net investment income	$13.4	$11.9
Net increase in net assets from operations	$—	$15.6
Net investment income per share	$0.40	$0.35
Dividends declared per share	$0.34	$0.34

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, THL Credit closed on two new investments totaling $40.6 million and an additional $14.1 million in follow-on investments in six existing portfolio companies.

New investments, including follow-on investments, for the first quarter included:

•	$25.6 million first lien senior secured term loan in Hart Intercivic, Inc.;

•	$15.0 million first lien senior secured term loan in RealD Inc., a global licensor of 3D cinema systems and other visual technologies;

•	$4.7 million first lien senior secured revolving loan in OEM Group, LLC;

•	$4.5 million first lien senior secured term loan in Charming Charlie, LLC;

•	$4.0 million equity contribution to THL Credit Logan JV, LLC (“Logan JV”); and

•	Total of $0.9 million to fund follow-on investments in Aerogroup International Inc., Virtus Pharmaceuticals, LLC, and Gryphon Partners 3.5 L.P.

Notable proceeds from realizations for the quarter included:

•	$29.0 million from the repayment of a first lien senior secured term loan in 20-20 Technologies, Inc., at par;

•	$14.7 million from the repayment of a first lien senior secured term loan and revolving loan in Hart Intercivic, Inc., at par;

•	$7.3 million from the repayment of a second lien term loan in Allen Edmonds Corporation, at par;

•	$5.2 million from the repayment of a first lien senior secured term loan at par and sale of an equity investment in Airborne Tactical Advantage Company, LLC, which included a realized gain of $0.7 million and a $0.2 million escrow related to the sale of the business; and

•	$0.7 million from the sale of an equity position in AIM Media Texas Operating, LLC.

These transactions bring the total fair value of THL Credit’s investment portfolio to $731.5 million across 52 portfolio investments at the end of the first quarter. As of March 31, 2016, THL Credit’s investment portfolio at fair value was allocated 47 percent in first lien debt, which includes unitranche investments, 23 percent in second lien debt, 8 percent in subordinated debt, 7 percent in Logan JV, 5 percent in other income-producing securities and 10 percent in equity securities. The weighted average yield on new investments made in the first quarter of 2016 was 10.6 percent. As of March 31, 2016, the weighted average yield of the debt and income-producing securities in the investment portfolio at their current cost basis was 11.0 percent (11.1 percent including Logan JV) and the weighted average yield on the debt investments alone at their current cost basis was 10.7 percent. As of March 31, 2016, THL Credit had one loan on non-accrual status with an aggregate amortized cost of $20.6 million and fair value of $11.5 million, or 2.8 percent and 1.6 percent of the portfolio’s amortized cost and fair value, respectively. As of March 31, 2016, 83 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 17 percent bore interest at fixed rates.

For purposes of comparison against the prior fiscal quarter, the portfolio as of Dec. 31, 2015, had a fair value of $754.2 million across 55 investments allocated 49 percent in first lien debt, which includes unitranche investments, 23 percent in second lien debt, 9 percent in subordinated debt, 6 percent in Logan JV, 4 percent in other income-producing equity securities, and 9 percent in equity securities. The weighted average yield of the debt and other income-producing securities in the investment portfolio at their cost basis as of Dec. 31, 2015 was 11.2 percent (11.3 percent including Logan JV). The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2015 was 11.0 percent. As of Dec. 31, 2015, THL Credit had two loans on non-accrual status with an aggregate amortized cost of $25.0 million and fair value of $13.9 million, or 3.3 percent and 1.8 percent of the portfolio’s amortized cost and fair value, respectively. As of Dec. 31, 2015, 78 percent of its debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as LIBOR, and 22 percent bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended March 31, 2016 and 2015 was $22.6 million and $23.8 million, respectively, and consisted of $17.6 million and $19.2 million of interest income on debt securities (which included PIK interest of $0.6 million and $0.5 million and prepayment premiums of $0 and $0.2 million, respectively), $2.4 million and $0.3 million of dividend income, $1.8 million and $2.0 million of interest income on other income-producing securities, and $0.8 million and $2.3 million of other income, primarily related to fees from THL Credit’s managed vehicles and other investments, respectively.

The decrease in investment income from the prior period was due primarily to lower other income related to fees on certain portfolio investments. Interest income on both debt and other income securities was lower primarily due to the recycling of proceeds from prepayments and sales of debt investments into the Logan JV and the impact of an additional non-accrual investment in late 2015. This decrease was offset by an increase in dividend income from the Logan JV.

Expenses

Expenses for the three months ended March 31, 2016 and 2015 were $9.2 million and $11.9 million, respectively. For the three months ended March 31, 2016 and 2015, base management fees were $2.9 million and $3.0 million, incentive fees were $0.0 million and $3.0 million, administrator and other expenses were $2.2 million and $2.2 million and fees and expenses related to THL Credit’s borrowings were $3.9 million and $3.5 million, respectively. In addition, for the three months ended March 31, 2016 and 2015, THL Credit recorded an income tax (benefit) provision related to its consolidated blocker corporations, excise and other taxes of $0.2 million and $0.2 million, respectively.

The decrease in operating expenses during the respective periods was due primarily to lower incentive fees as a result of net realized and unrealized losses in the portfolio. This decrease was offset by an increase in interest and fees on borrowings.

Net investment income

Net investment income totaled $13.4 million and $11.9 million for the three months ended March 31, 2016 and 2015, or $0.40 and $0.35 per share based upon 33,303,242 and 33,905,202 weighted average common shares outstanding, respectively.

The increase in net investment income during the respective periods is primarily attributable to the lower incentive fees as a result of net realized and unrealized losses in the portfolio and the increase in dividend income related to the Logan JV. This was partially offset by a decrease in cash interest on debt investments, other income related to fees earned on certain portfolio investments and an increase in interest and fees on borrowings.

Net realized gains and losses on investments, net of income tax provision

For the three months ended March 31, 2016, THL Credit recognized net realized loss on portfolio investments of $16.5 million, primarily related to a $17.1 million realized loss recognized in connection with the restructurings of THL Credit’s investments in Dimont & Associates, Inc. and OEM Group, Inc. For the three months ended March 31, 2015, THL Credit recognized a nominal net realized gain from the partial sales of two debt investments.

Net change in unrealized appreciation on investments

For the three months ended March 31, 2016 and 2015, THL Credit’s investment portfolio had a net change in unrealized appreciation (depreciation) of $3.4 million and $3.7 million, respectively.

For the three months ended March 31, 2016, the net change in unrealized appreciation on investments was driven primarily by the restructuring of two investments, which resulted in the reversal of unrealized depreciation recognized in prior periods upon the recognition of realized losses during the current quarter. This increase was offset by changes in the capital market conditions and financial performance of certain portfolio companies, including one portfolio company whose loan is on non-accrual status at March 31, 2016. For the three months ended March 31, 2015, the net change in unrealized appreciation was driven by changes in capital market conditions and the financial performance of certain portfolio companies.

Provision for taxes on unrealized gain on investments

For the three months ended March 31, 2016 and 2015, THL Credit recognized a provision (benefit) for tax on unrealized gains of $0.1 million and ($0.2) million related to consolidated subsidiaries, respectively.

The change in provision for tax on unrealized gains on investments relates primarily to changes to the unrealized appreciation of the investments held in taxable consolidated subsidiaries, other temporary differences and a change in the prior year estimates received from certain portfolio companies.

Realized and unrealized appreciation (depreciation) on interest rate derivative

For the three months ended March 31, 2016 and 2015, THL Credit’s interest rate derivative agreement had a net change in unrealized (depreciation) appreciation of ($0.1) million and ($0.2) million, respectively.

The net change in unrealized depreciation was due to capital market changes impacting swap rates.

For the three months ended March 31, 2016 and 2015, THL Credit recognized a realized loss related to amounts paid on the interest rate derivative of $0.1 million and $0.1 million, respectively.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $0.0 million and $15.6 million, or $0.00 and $0.46 per share based upon 33,303,242 and 33,905,202 weighted average common shares outstanding, for the three months ended March 31, 2016 and 2015, respectively.

The decrease in net assets resulting from operations for the respective periods is due primarily to realized and unrealized losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2016, THL Credit had cash of $5.6 million. THL Credit’s liquidity and capital resources are derived from its credit facilities, equity and debt raises and cash flows from operations, including investment sales and repayments, and income earned. THL Credit’s primary use of funds includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

As of March 31, 2016, THL Credit had $337.4 million in outstanding borrowings, which was comprised of $106.5 million outstanding on the term loan facility and $145.9 million outstanding on the revolving credit facility, and $85.0 million outstanding of notes payable outstanding. As of March 31, 2016, borrowings outstanding had a weighted average interest rate of 3.98 percent. For the three months ended March 31, 2016, THL Credit borrowed $40.5 million and repaid $46.8 million under the credit facilities.

For the three months ended March 31, 2016, THL Credit operating activities provided cash of $19.9 million primarily from the sales and repayments of investments, its financing activities used $6.3 million to repay borrowings on its credit facility, $11.3 million for distributions to stockholders and $0.5 million to repurchase common stock.

For the three months ended March 31, 2015, THL Credit’s operating activities provided cash of $49.4 million primarily in connection with the sales and repayments of investments and its financing activities used cash of $33.0 million to repay borrowings and used $11.5 million for distributions to stockholders.

STOCK REPURCHASE PROGRAM

For the three month period ended March 31, 2016, THL Credit repurchased 0.1 million shares of its common stock at an average price of approximately $10.62 per share, inclusive of commissions, or a weighted average discount to its net asset value of 15.7 percent. The total dollar amount of shares repurchased during the three month period ended March 31, 2016 was $0.5 million.

These repurchases were completed pursuant to a stock repurchase program authorized by THL Credit’s board of directors (i) on March 6, 2015 that was put into effect in May 2015 and terminated on March 6, 2016 and (ii) on March 8, 2016 under a new $25.0 million stock repurchase program. Unless extended by its board of directors, the stock repurchase program will terminate on March 8, 2017 and may be modified or terminated at any time for any reason without prior notice. The timing and amount of any stock repurchases will depend on the terms and conditions of the repurchase program and no assurances can be given that any particular amount will be purchased. THL Credit has provided its stockholders with notice of its intention to repurchase shares of its common stock in accordance with 1940 Act requirements. THL Credit will retire immediately all such shares of common stock that it purchases in connection with the stock repurchase program.

RECENT DEVELOPMENTS

In April, THL Credit sold 264,068 common equity shares of Surgery Center Holdings, Inc. for net proceeds of $3.7 million, all of which will be recognized as a realized gain.

On May 3, 2016, THL Credit received proceeds of $22.3 million from the repayment of its second lien investment in Connecture, Inc., which included a prepayment premium and termination fee totaling $0.4 million.

On May 3, 2016, THL Credit’s board of directors declared a dividend of $0.34 per share payable on June 30, 2016 to stockholders of record at the date of business on June 15, 2016.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on May 6, 2016, at 10:30 a.m. Eastern Daylight Time. The conference call will be led by Christopher J. Flynn and Sam W. Tillinghast, co-chief executive officers, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 86985327. THL Credit will also broadcast the conference call live via its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 20, 2016, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 86985327. The replay will also be available on the THL Credit’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(in thousands, except per share data)

	March 31, 2016	December 31, 2015
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $631,372 and $682,065, respectively)	$613,910	$672,333
Controlled investments (cost of $109,398 and $84,773, respectively)	117,574	81,823
Non-controlled, affiliated investments (cost of $7 and $7, respectively)	7	7

Total investments at fair value (cost of $740,777 and $766,845, respectively)	$731,491	$754,163
Cash	5,622	3,850
Interest, dividends, and fees receivable	8,250	7,060
Deferred financing costs	3,050	3,224
Deferred tax assets	1,114	1,118
Due from affiliate	703	686
Other deferred assets	319	375
Receivable for paydown of investments	71	330
Prepaid expenses and other assets	626	485
Deferred offering costs	50	—

Total assets	$751,296	$771,291

Liabilities:
Loans payable	$250,582	$256,749
Notes payable	81,912	81,809
Accrued incentive fees	1,370	4,243
Deferred tax liability	3,900	3,881
Base management fees payable	2,903	2,944
Accrued expenses and other payables	2,587	1,665
Accrued interest and fees	431	485
Other deferred liabilities	311	410
Interest rate derivative	258	206

Total liabilities	344,254	352,392
Net Assets:
Preferred stock, par value $.001 per share, 100,000 preferred shares authorized, no preferred shares issued and outstanding	—	—
Common stock, par value $.001 per share, 100,000 common shares authorized, 33,260 and 33,311 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	33	33
Paid-in capital in excess of par	441,056	441,742
Net unrealized (depreciation) appreciation on investments, net of provision for taxes of $3,900 and $3,791, respectively	(13,184)	(16,473)
Net unrealized depreciation on interest rate derivative	(258)	(206)
Accumulated undistributed net realized losses	(29,386)	(14,349)
Accumulated undistributed net investment income	8,781	8,152

Total net assets	407,042	418,899

Total liabilities and net assets	$751,296	$771,291

Net asset value per share	$12.24	$12.58

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	For the three months ended March 31,
	2016	2015
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$19,007	$20,909
Other income	291	1,653
From non-controlled, affiliated investments:
Other income	485	596
From controlled investments:
Interest income	333	238
Dividend income	2,418	328
Other income	38	38

Total investment income	22,572	23,762
Expenses:
Interest and fees on borrowings	3,515	3,081
Base management fees	2,903	3,005
Administrator expenses	927	947
Other general and administrative expenses	575	686
Amortization of deferred financing costs	385	426
Professional fees	458	334
Directors’ fees	210	200
Incentive fees	30	2,978

Total expenses	9,003	11,657
Income tax provision, excise and other taxes	171	195

Net investment income	13,398	11,910
Realized Gain and Change in Unrealized Appreciation on Investments:
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	(5,619)	30
Controlled investments	(10,914)	—

Net realized gain (loss) on investments	(16,533)	30

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(7,729)	1,886
Controlled investments	11,126	1,861

Net change in unrealized (depreciation) appreciation on investments	3,397	3,747

Net realized and unrealized gain (loss) from investments	(13,136)	3,777
(Provision) benefit for taxes on unrealized gain on investments	(107)	173
Interest rate derivative periodic interest payments, net	(102)	(116)
Net change in unrealized appreciation (depreciation) on interest rate derivative	(52)	(182)

Net increase in net assets resulting from operations	$1	$15,562

Net investment income per common share:
Basic and diluted	$0.40	$0.35
Net increase in net assets resulting from operations per common share:
Basic and diluted	$—	$0.46
Dividends declared and paid	$0.34	$0.34
Weighted average shares of common stock outstanding:
Basic and diluted	33,303	33,905

ABOUT THL CREDIT

THL Credit, Inc. (“THL Credit”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through privately negotiated investments in debt and equity securities of lower middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Chicago, Houston, Los Angeles and New York. THL Credit is a direct lender to lower middle market companies that invests primarily in directly originated first lien and second lien secured loans, including through unitranche investments. In certain instances, THL Credit also makes subordinated debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities, and direct equity co-investments. THL Credit targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

ABOUT THL CREDIT ADVISORS LLC

THL Credit Advisors LLC (“THL Credit Advisors”) is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. THL Credit Advisors and its subsidiary maintain a variety of advisory and sub-advisory relationships across their investment platforms, including THL Credit, Inc. (Nasdaq: TCRD), a publicly traded business development company, and THL Credit Senior Loan Fund (NYSE: TSLF), a non-diversified, closed-end management investment company.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

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